CONTACTS:   Alanco Investor Relations             Equity Communications
            (480) 607-1010                        Ira Weingarten
            www.alanco.com                        (805) 897-1880
            --------------                        ira@equitycommunication.com
                                                  ---------------------------


                          Alanco TSI PRISM(TM) Awarded
                    Indiana Juvenile Detention Center Project

(Scottsdale, AZ - November 27, 2006) - Alanco Technologies, Inc. (NASDAQ: ALAN), a leading provider of wireless tracking and asset management solutions, announced today that it will provide a WiFi-compatible TSI PRISM RFID inmate tracking system for the Marion County (Indianapolis) Juvenile Detention Center which will be integrated with the facility's IT infrastructure. Installation of the RFID system, valued at approximately $650,000 including design services and staff training, is anticipated to begin in early December.

The TSI PRISM project was facilitated by MindGent Healthcare Services, LLC, an Indianapolis-based solution provider for hospitals, physician practices and clinics that optimize operations, leverage state-of-the-art clinical systems, enhance care provisioning and maximize revenue generation. MindGent was awarded the overall contract with Marion County to provide an electronic medical records system and 24-hour call center, as well as the RFID inmate tracking system, for its Juvenile Detention Center. The TSI PRISM software will be integrated with the Marion County Juvenile facility's Quest operating system to enable seamless data flow from a central intake point as each youth is placed in custody and registered into the facility. The Marion County Juvenile Detention Center houses up to 200 male and female offenders under the age of 18, determined by the juvenile courts as unsuitable to return home or to parental custody.

Julie Beckner, President and CEO of MindGent Healthcare Services, said, "The Juvenile Facility's current system was bogged down in an endless cycle of bureaucratic paperwork that is inefficient and ultimately costly to the taxpayers. We are eager to provide a solution that will enhance services to the children and potentially save the Marion County Juvenile Detention Center millions of dollars."

Greg M. Oester, Alanco/TSI PRISM President, commented, "The Marion County project represents an important advance in our efforts to promote facility efficiencies by fully integrating TSI PRISM into general facility data base platforms and merging with other prison security system software, such as CCTV cameras. Our WiFi-compatible TSI PRISM system employs an infrastructure network that can be shared with other WiFi-enabled devices, such as laptops or wireless PDAs. WiFi compatibility lowers the cost of installing multiple electronic systems, and provides the ability to add new wireless technology as it becomes available. These enhancements to the TSI PRISM system will improve the overall value proposition to our customers and further strengthen our position as the leading provider of RFID tracking systems for the corrections industry."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com.

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for tracking, monitoring and controlling refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out, and is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, and Virginia. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through its Excel/Meridian Data, Inc. subsidiary, a manufacturer of Network Attached Storage
(NAS) systems. Additional information is available at www.excelmeridian.com.

MindGent Healthcare Services, LLC delivers healthcare solutions to clients that allow them to focus on the delivery of patient care. MindGent Healthcare Services offers solutions for hospitals, physician practices and clinics that optimize operations, leverage state-of-the-art clinical systems, enhance care provisioning and maximize revenue generation. For more information: www.mindgenthealthcare.com

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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